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              SECURITIES AND EXCHANGE COMMISSION
                    Washington D.C. 20549

                          Form 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
           PURSUANT TO SECTION 12(b) OR (g) OF THE
               SECURITIES EXCHANGE ACT OF 1934

                    TUSCANY MINERALS, LTD.
   (Exact name of registrant as specified in its charter)


Nevada                                   98-0335259
------                                   ----------
(State of incorporation                  (I.R.S. Employer Identification No.)
or organization)


2060 Gisby Street, West Vancouver,
British Columbia, Canada                  V7V 4N3
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(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                     Name of each exchange of which
to be so registered                     each class is to be registered

  Not Applicable                                Not Applicable
  --------------                                --------------

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A (d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form SB-2; File No. 333-55856 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

               Common Stock, par value of $0.001
                        (Title of class)

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Item 1.  Description of Registrant's Securities to be Registered.

The description of securities contained in Registrant's
Registration Statement on Form SB-2, as amended, filed with the commission (File No. 333-55856) is incorporated by reference into this registration statement.

Item 2.  Exhibits

EXHIBIT
NUMBER                        DESCRIPTION
-------                       -----------
 3.1                          Articles of Incorporation*
 3.2                          By-Laws*
 4.1                          Share Certificate*
 5.1                          Opinion of Cane & Company, LLC,
                              with consent to use*
10.1                          Option Agreement with Geoffrey Goodall
                              dated December 8, 2000*
10.2                          Management Agreement with C.H.M. Consulting
                              Inc. dated December 1, 2000*
10.3                          Amendment to Option Agreement with Geoffrey
                              Goodall dated April 4, 2001*
23.1                          Consent of Morgan & Company, Chartered
                              Accountants*
23.2                          Consent of Crest Geological Consultants Ltd.*

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*Incorporated herein by reference to the exhibits of the same number in
Registrant's Registration Statement on Form SB-2, as amended.



                           SIGNATURE

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DATE:   July 11, 2001

                               TUSCANY MINERALS, LTD.


                               By: /s/ J. Stephen Barley
                                   ____________________________
                                   J. Stephen Barley, President


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